UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report) March 12, 2008

(Date of earliest event reported) March 11, 2008

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 11, 2008, ONEOK, Inc. (“ONEOK”) entered into a Common Unit Purchase Agreement with ONEOK Partners, L.P. to purchase 5,400,000 common units of ONEOK Partners, L.P. in a private placement transaction for an aggregate purchase price of approximately $303.2 million. The foregoing description of the Common Unit Purchase Agreement is qualified in its entirety by reference to such Common Unit Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

ONEOK issued a news release on March 11, 2008, attached hereto as Exhibit 99.1, announcing our agreement to purchase 5,400,000 ONEOK Partners, L.P. common units in the private placement transaction as described in Item 1.01 of this Current Report on Form 8-K. In addition, ONEOK contributed approximately $9.4 million to ONEOK Partners, L.P. to maintain its two percent general partner interest. These transactions increase ONEOK’s ownership interest in ONEOK Partners, L.P. to approximately 47.8 percent. This information is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01  Financial Statements and Exhibits

Exhibits

1.1	Common Unit Purchase Agreement between ONEOK, Inc. and ONEOK Partners, L.P. dated March 11, 2008.

99.1	News release of ONEOK, Inc. announcing its purchase of ONEOK Partners, L.P. common units in a private placement transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: March 12, 2008	By:	/s/ Curtis L. Dinan
Senior Vice President - Chief Financial Officer and Treasurer

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